Exhibit 11
                            THERMEDICS DETECTION INC.

                    Computation of Earnings (Loss) per Share


                                                    Three Months Ended
                                              ----------------------------
                                              September 27,  September 28,
                                                       1997           1996
   -----------------------------------------------------------------------

   Computation of Primary Earnings per Share:

   Net Income (a)                               $ 1,686,000    $   705,000
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         13,355,151     10,300,000

     Add: Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury stock
          method)                                         -         42,026
                                                -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                              13,355,151     10,342,026
                                                -----------    -----------
   Primary Earnings per Share (a) / (b)         $       .13    $       .07
                                                ===========    ===========
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                                                                 Exhibit 11
                            THERMEDICS DETECTION INC.

              Computation of Earnings (Loss) per Share (continued)


                                                    Nine Months Ended
                                              ----------------------------
                                              September 27,  September 28,
                                                       1997           1996
   -----------------------------------------------------------------------

   Computation of Primary Earnings (Loss)
     per Share:

   Net Income (Loss) (a)                        $ 4,125,000    $(1,063,000)
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         12,561,957     10,210,989

     Add: Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury stock
          method)                                         -         49,980
                                                -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                              12,561,957     10,260,969
                                                -----------    -----------
   Primary Earnings (Loss) per Share (a) / (b)  $       .33    $      (.10)
                                                ===========    ===========